THE GABELLI EQUITY TRUST INC.
EXHIBIT TO ITEM 77Q(1)



THE GABELLI EQUITY TRUST INC.

ARTICLES OF AMENDMENT TO THE
ARTICLES SUPPLEMENTARY
CREATING AND FIXING THE RIGHTS OF
SERIES C AUCTION RATE CUMULATIVE PREFERRED STOCK

	The Gabelli Equity Trust Inc., a Maryland corporation
(hereinafter called the "Corporation"), hereby certifies to the State of Department of Assessments and Taxation of the State of Maryland that:

	FIRST: Article I of the Articles Supplementary, Section 9(a)(ii), subsections B through E, require delivery to Moody's of periodic "Basic Maintenance Reports," and an "Accountant's Confirmation" of certain "Basic Maintenance Reports." Moody's has advised the Corporation that the delivery of such Reports and Confirmations by it shall no longer be required. S&P has advised the Corporation that it will no longer require the Accountant Confirmations. Accordingly, the text of Section 9(a)(ii) in Article I of the Articles Supplementary is hereby deleted in its entirety from the Articles, and replaced by the following:

			(ii)	Series C Preferred Basic Maintenance Amount
as follows:

			(A)	For so long as Series C Preferred Shares
are rated by Moody's and/or S&P at the Corporation's request, the Corporation shall maintain, on each Valuation Date, Eligible Assets having an Adjusted Value at least equal to the Series C Preferred Basic Maintenance Amount, as of such
Valuation Date. Upon any failure to maintain Eligible Assets having an Adjusted Value at least equal to the Series C
Preferred Basic Maintenance Amount, the Corporation shall use all commercially reasonable efforts to re-attain Eligible
Assets having an Adjusted Value at least equal to the Series C
Preferred Basic Maintenance Amount on or prior to the Series C
Preferred Basic Maintenance Amount Cure Date, by altering the composition of its portfolio or otherwise.

			(B)	On or before 5:00 P.M., New York City time,
on the third Business Day after a Valuation Date on which the Corporation fails to satisfy the Series C Preferred Basic
Maintenance Amount, and on the third Business Day after the Series C Preferred Basic Maintenance Cure Date with respect to such Valuation Date, the Corporation shall complete and deliver to S&P and the Auction Agent (if S&P is then rating the Series C Preferred Shares at the Corporation's request) a Series C Preferred Basic Maintenance Report as of the date of such failure or such Series C Preferred Basic Maintenance Cure
Date, as the case may be, which will be deemed to have been delivered to S&P or the Auction Agent, as the case may be, if S&P or the Auction Agent receives a copy or facsimile or other electronic transcription or transmission thereof (via facsimile or electronic mail solely in the case of S&P if S&P is then rating the Series C Preferred Shares at the Corporation's request) and on the same day the Corporation mails or sends to S&P or the Auction Agent for delivery on the next Business Day the full Series C Preferred Basic
Maintenance Report. The Corporation shall also deliver a Series C Preferred Basic Maintenance Report to (1) S&P, during each of the first twelve months the Series C Preferred Shares are Outstanding, and to the Auction Agent (if S&P is then rating the Series C Preferred Shares at the Corporation's request) as of (a) the fifteenth day of each month (or, if such day is not a Business Day, the next succeeding Business
Day) and (b) the last Business Day of each month and to (2)
S&P as of each Valuation Date, in each case on or before the fifth Business Day after such day, (3) upon reasonable request by S&P and (4) any day the Common Shares and Series C
Preferred Shares are redeemed. So long as S&P requires delivery of a Series C Preferred Basic Maintenance Report, a failure by the Corporation to deliver a Series C Preferred
Basic Maintenance Report pursuant to the preceding sentence shall be deemed to be delivery of a Series C Preferred Basic
Maintenance Report indicating the Discounted Value for all assets of the Corporation is less than the Series C Preferred
Basic Maintenance Amount, as of the relevant Valuation Date.

			(C)	The Corporation will provide S&P annually a
copy of its pricing procedures used in determining the Market
Value of the Corporation's assets.

			(D)	On or before 5:00 p.m., New York City time,
on the fifth Business Day after the Date of Original Issue of Series C Preferred Shares, the Corporation shall complete and deliver to S&P a Series C Preferred Basic Maintenance Report as of the close of business on such Date of Original Issue.

			(E)	On or before 5:00 p.m., New York City time,
on the third Business Day after either (1) the Corporation shall have redeemed Series C Preferred Shares or (2) the ratio of the Discounted Value of Eligible Assets in respect of S&P to the Series C Preferred Basic Maintenance Amount is less than or equal to 110%, the Corporation shall complete and deliver in electronic format to S&P a Series C Preferred Basic
Maintenance Report as of the date of either such event.

	SECOND:  The definition of "Accountant's Confirmation" in
Article I.13 of the Articles Supplementary is hereby deleted from the Articles.

	THIRD: The amendments set forth in these Articles of Amendment were duly approved by the Board of Directors of the Corporation in accordance with Article III of the Articles Supplementary and the Maryland General Corporation Law. No stock entitled to be voted on the matter was outstanding or subscribed for at the time of the approval of the amendments set forth in these Articles of Amendment.

	FOURTH: The amendments contemplated by these Articles of Amendment do not increase the authorized stock of the Corporation or the aggregate par value thereof.


[Remainder of page intentionally left blank]


	The undersigned President of The Gabelli Equity Trust Inc., who executed these Articles of Amendment on behalf of the Corporation, hereby acknowledges, in the name and on behalf of the Corporation, that these Articles of Amendment are the corporate act of the Corporation and states further, under the penalties of perjury, that to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to authorization and approval are true in all material respects.

	IN WITNESS WHEREOF, The Gabelli Equity Trust Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary as of this 15th day of November, 2012.


WITNESS:						THE GABELLI EQUITY TRUST
INC.

By:	/s/ Agnes Mullady				By:	/s/ Bruce N. Alpert
	Name:  Agnes Mullady				Name:  Bruce N. Alpert
	Title:  Secretary					Title:  President






[PAGE BREAK]




THE GABELLI EQUITY TRUST INC.

ARTICLES OF AMENDMENT TO THE
ARTICLES SUPPLEMENTARY
CREATING AND FIXING THE RIGHTS OF
5.875% SERIES D CUMULATIVE PREFERRED STOCK

	The Gabelli Equity Trust Inc., a Maryland corporation
(hereinafter called the "Corporation"), hereby certifies to the State of Department of Assessments and Taxation of the State of Maryland that:

	FIRST:  Article II of the Articles Supplementary, Section
6 (a) (ii), subsection B through E, require delivery to Moody's of periodic "Basic Maintenance Reports," and an "Accountant's Confirmation" of certain "Basic Maintenance
Reports." Moody's has advised the Corporation that the delivery of such Reports and Confirmations shall no longer be required. Accordingly, subsections B, C, D and E of Section
6(a)(ii) in Article II of the Articles Supplementary are hereby deleted in their entirety from the Articles.

	SECOND:  The definition of "Accountant's Confirmation" in
Article I of the Articles Supplementary is hereby deleted from the Articles.

	THIRD:  The definition of "Basic Maintenance Report" or
"Report" in Article I of the Articles Supplementary is hereby deleted from the Articles.

	FOURTH: The amendments set forth in these Articles of Amendment were duly approved by the Board of Directors of the Corporation in accordance with Article III of the Articles Supplementary and the Maryland General Corporation Law. No stock entitled to be voted on the matter was outstanding or subscribed for at the time of the approval of the amendments set forth in these Articles of Amendment.

	FIFTH: The amendments contemplated by these Articles of Amendment do not increase the authorized stock of the Corporation or the aggregate par value thereof.


[Remainder of page intentionally left blank]

	The undersigned President of The Gabelli Equity Trust Inc., who executed these Articles of Amendment on behalf of the Corporation, hereby acknowledges, in the name and on behalf of the Corporation, that these Articles of Amendment are the corporate act of the Corporation and states further, under the penalties of perjury, that to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to authorization and approval are true in all material respects.

	IN WITNESS WHEREOF, The Gabelli Equity Trust Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary as of this 15th day of November, 2012.


WITNESS:						THE GABELLI EQUITY TRUST
INC.

By:	/s/ Agnes Mullady				By:	/s/ Bruce N. Alpert
	Name:  Agnes Mullady			Name:  Bruce N. Alpert
	Title:  Secretary					Title:  President





[PAGE BREAK]







THE GABELLI EQUITY TRUST INC.

ARTICLES OF AMENDMENT TO THE
ARTICLES SUPPLEMENTARY
CREATING AND FIXING THE RIGHTS OF
SERIES E AUCTION RATE PREFERRED STOCK

	The Gabelli Equity Trust Inc., a Maryland corporation
(hereinafter called the "Corporation"), hereby certifies to the State of Department of Assessments and Taxation of the State of Maryland that:

	FIRST: Article I of the Articles Supplementary, Section 9(a)(ii), subsections B through F, require delivery to Moody's and S&P of periodic "Basic Maintenance Reports," and an "Accountant's Confirmation" of certain "Basic Maintenance Reports." Moody's has advised the Corporation that the delivery of such Reports and Confirmations by it shall no longer be required. S&P has advised the Corporation that it will no longer require the Accountant Confirmation.
Accordingly, the text of Section 9(a)(ii) in Article I of the Articles Supplementary is hereby deleted in its entirety from the Articles, and replaced by the following:

			(ii)	Basic Maintenance Amount as follows:

(A)		For so long as the Series E Preferred
Stock is rated by Moody'
and/or S&P at the Corporation's request, the Corporation shall maintain, on each Valuation Date, Eligible Assets having an Adjusted Value at least equal to the Basic Maintenance Amount, as of such Valuation Date. Upon any failure to maintain Eligible Assets having an Adjusted Value at least equal to the Basic Maintenance Amount, the Corporation shall use all commercially reasonable efforts to re-attain Eligible Assets having an Adjusted Value at least equal to the Basic Maintenance Amount on or prior to the Basic Maintenance Amount Cure Date, by altering the composition of its portfolio or otherwise.

(B)		On or before 5:00P.M., New York City
time, on the third Day after
a Valuation Date on which the Corporation fails to satisfy the Basic Maintenance Amount, and on the third Business Day after the Basic Maintenance Amount Cure Date with respect to such Valuation Date, the Corporation shall complete and deliver to S&P (if S&P is then rating the Series E Preferred Stock at the Corporation's request) a Basic Maintenance Report as of the date of such failure or such Basic Maintenance Amount Cure Date, as the case may be, which will be deemed to have been delivered to S&P if S&P receives a copy or facsimile or other electronic transcription or transmission thereof (via facsimile or electronic mail solely in the case of S&P if S&P is then rating the Series E Preferred Stock at the Corporation's request) and on the same day the Corporation mails or sends to S&P for delivery on the next Business Day the full Basic Maintenance Report. The Corporation shall also deliver a Basic Maintenance Report to (1) S&P as of each Valuation Date, in each case on or before the fifth Business Day after such day, (2) upon reasonable request by S&P and (3) any day the Common Stock and Series E Preferred Stock are redeemed. So long as S&P requires delivery of a Basic Maintenance Report, a failure by the Corporation to deliver a Basic Maintenance Report pursuant to the preceding sentence shall be deemed to be delivery of a Basic Maintenance Report indicating the Discounted Value for all assets of the Corporation is less than the Basic Maintenance Amount, as of the relevant Valuation Date.

(C)		The Corporation will provide S&P
annually a copy of its pricing
procedures used in determining the Market Value of the Corporation's assets.

			(D)	On or before 5:00 p.m., New York city time,
on the fifth Business Day after the Date of the Original Issue of Series E Preferred Stock, the Corporation shall complete and deliver to S&P a Basic Maintenance Report as of the close of business on such Date of Original Issue.

			(E)	On or before 5:00 p.m., New York City time,
on the third Business Day after either (1) the Corporation shall have redeemed Series E Preferred Stock or (2) the ratio of the Discounted Value of Eligible Assets in respect of S&P to the Basic Maintenance Amount is less than or equal to 110%, the Corporation shall complete and deliver in electronic format to S&P a Basic Maintenance Report as of the date of either such event.

			(F)	As for any Valuation Date for which the
Corporation's ratio of the Discounted Value of Eligible Assets in respect of S&P to the Basic Maintenance Amount is less than or equal to 110%, the Corporation shall deliver, by fax or email before 5:00 p.m. New York City time on the first
Business Day following such Valuation Date, notice of such ratio to each Rating Agency.

	SECOND:  The definition of "Accountant's Confirmation" in
Article I.13 of the Articles Supplementary is hereby deleted from the Articles.

	THIRD: The amendments set forth in these Articles of Amendment were duly approved by the Board of Directors of the Corporation in accordance with Article III of the Articles Supplementary and the Maryland General Corporation Law. No stock entitled to be voted on the matter was outstanding or subscribed for at the time of the approval of the amendments set forth in these Articles of Amendment.

	FOURTH: The amendments contemplated by these Articles of Amendment do not increase the authorized stock of the Corporation or the aggregate par value thereof.


[Remainder of page intentionally left blank]

	The undersigned President of The Gabelli Equity Trust Inc., who executed these Articles of Amendment on behalf of the Corporation, hereby acknowledges, in the name and on behalf of the Corporation, that these Articles of Amendment are the corporate act of the Corporation and states further, under the penalties of perjury, that to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to authorization and approval are true in all material respects.

	IN WITNESS WHEREOF, The Gabelli Equity Trust Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary as of this 15th day of November, 2012.


WITNESS:						THE GABELLI EQUITY TRUST
INC.

By:	/s/ Agnes Mullady				By:	/s/ Bruce N. Alpert
	Name:  Agnes Mullady				Name:  Bruce N. Alpert
	Title:  Secretary					Title:  President